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                                                                    Exhibit 99.1

       TECUMSEH PRODUCTS COMPANY ANNOUNCES THE SALE OF THE MAJORITY OF ITS
                        ELECTRICAL COMPONENTS OPERATIONS
                           TO REGAL BELOIT CORPORATION

TECUMSEH, Mich., August 31, 2007--Tecumseh Products Company (Nasdaq: TECUA, TECUB) ("Tecumseh" or the "Company") today announced that it has completed its previously announced sale transaction with Regal Beloit Corporation (NYSE: RBC), selling Regal Beloit the majority of Tecumseh's Electrical Components business operations for $220 million in cash. The gross selling price was reduced at closing to account for amounts held in escrow pending resolution of working capital and warranty adjustments. The operations sold included the Residential & Commercial Motors and Asia Pacific divisions of Tecumseh's Fasco business unit, which accounted for about 70% of Electrical Components sales in 2006.

Tecumseh has used the proceeds of the transaction to pay in full the debt associated with its second lien credit agreement as well as the majority of its outstanding first lien debt.

Ed Buker, Tecumseh's Chief Executive Officer, said: "The completion of this sale transaction is an important element of our ongoing initiatives to improve our liquidity and strengthen our balance sheet, and enhances our ability to focus on our core businesses and improve our financial performance."

Effective with the closing of the transaction, Regal Beloit Corporation assumes ownership of the Fasco name. The businesses retained by Tecumseh that formerly operated under the Fasco name, including the Automotive & Specialty division, will now conduct business as "Von Weise USA, Inc." in the U.S., "TPC Motores de Mexico, S. de R.L. de C.V." in Mexico and "Von Weise of Canada Company" in Canada. These divisions, while continuing to operate, have been classified by Tecumseh as held for sale.

Rothschild Inc. served as financial advisor to Tecumseh.

About Tecumseh Products Company

Tecumseh Products Company is a full-line independent global manufacturer of hermetic compressors for residential and commercial refrigerators, freezers, water coolers, dehumidifiers, window air conditioning units and residential and commercial central system air conditioners and heat pumps; and gasoline engines and power train for snow throwers, industrial and agricultural applications and recreational vehicles.

About Regal Beloit Corporation

Regal Beloit Corporation is a leading manufacturer of mechanical and electrical motion control and power generation products serving markets throughout the world. Regal Beloit has manufacturing, sales and service facilities throughout the United States, Canada, Mexico, Europe and Asia.


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CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provision created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as "expects," "should," "may," "believes," "anticipates," "will," and other future tense and forward-looking terminology. Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to i) the outcome of the judicial restructuring of our Brazilian engine manufacturing subsidiary; ii) the success of our ongoing effort to bring costs in line with projected production levels and product mix; iii) our ability to reduce a substantial amount of costs in the Engine & Power Train group associated with excess capacity; iv) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; v) the ability of the Company to maintain adequate liquidity in total and within each foreign operation; vi) financial market changes, including fluctuations in interest rates and foreign currency exchange rates; vii) availability and cost of materials, particularly commodities, including steel, copper and aluminum, whose cost can be subject to significant variation; viii) weather conditions affecting demand for air conditioners, lawn and garden product, portable power generators and snow throwers; ix) the ultimate cost of resolving environmental and legal matters; x) changes in business conditions and the economy in general in both foreign and domestic markets; xi) potential political and economic factors that could adversely affect anticipated sales and production in Brazil; xii) potential political and economic factors that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xiii) the effect of terrorist activity and armed conflict; xiv) economic trend factors such as housing starts; xv) the effect of any business disruption caused by work stoppages initiated by organized labor unions; xvi) emerging governmental regulations; xvii) increased or unexpected warranty claims; xviii) actions of competitors; xix) our ability to profitably develop, manufacture and sell both new and existing products; and xx) the ongoing financial health of major customers. The forward-looking statements are made only as of the date of this report, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Teresa Hess
         Director, Investor Relations
         Tecumseh Products Company
         517-423-8455
         teresa.hess@tecumseh.com

Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company's Internet web site at http://www.tecumseh.com.

Tecumseh Products Company now offers media access to news releases via RSS. Please go to http://tecumseh.mediaroom.com to sign up for our RSS feeds.


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